UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2008
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 8.01 — Other Events
     On December 2, 2008, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing that on December 2, 2008, Park received preliminary approval from the U.S. Department of the Treasury (“the Treasury”) of Park’s application to participate in the Treasury’s Capital Purchase Program. Upon execution of definitive agreements, the Treasury will purchase from Park up to $100 million of cumulative perpetual preferred shares and a related warrant to purchase Park common shares. The anticipated sale of the cumulative perpetual preferred shares and warrant is subject to standard closing conditions and the execution of definitive agreements with the Treasury. The terms and conditions will conform to those provided by the Treasury. In addition, because Park is not currently authorized to issue preferred shares under its Articles of Incorporation, Park's shareholders must adopt an amendment to Article FOURTH of the Articles of Incorporation to authorize the issuance by Park of preferred shares in order for Park to participate in the Capital Purchase Program. As previously disclosed in the Current Report on Form 8-K filed by Park on November 21, 2008, a Special Meeting of Shareholders of Park has been scheduled for December 18, 2008 for the purpose of considering and voting upon the adoption of the proposed amendment to Article FOURTH of Park's Articles of Incorporation. Shareholders of record as of the close of business on November 6, 2008 will be entitled to vote at the Special Meeting of Shareholders of Park.
     The News Release announcing the preliminary approval for participation by Park in the Capital Purchase Program is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on December 2, 2008

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: December 2, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 2, 2008
Park National Corporation

Exhibit No.	Description

99.1	News Release issued by Park National Corporation on December 2, 2008

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